Exhibit 11
                                                                      ----------

                               RONSON CORPORATION
                    CALCULATION OF EARNINGS PER COMMON SHARE
        (dollars in thousands, except per common share data) (unaudited)

                                                           Quarter Ended
                                                              June 30,
                                                     --------------------------
                                                        1995            1994
                                                     ----------      ----------
Assuming No Dilution
--------------------
   Net Earnings ................................     $      610      $      303
   Less Cumulative Preferred Dividends .........            (46)            (46)
                                                     ----------      ----------

   Net Earnings Applicable to Common Stock .....     $      564      $      257
                                                     ==========      ==========
   Weighted average number of common shares
      outstanding (1) ..........................      1,707,698       1,698,765
                                                     ----------      ----------

   Net Earnings per Common Share ...............     $     0.33      $     0.15
                                                     ==========      ==========


Assuming Full Dilution
----------------------
   Net Earnings ................................     $      610      $      303
                                                     ==========      ==========
   Weighted average number of common shares
      outstanding (1) ..........................      1,707,698       1,698,765
   Additional common shares outstanding
      resulting from assumed conversion of
      preferred stock to common stock ..........        873,267         877,412
                                                     ----------      ----------

   Total .......................................      2,580,965       2,576,177
                                                     ==========      ==========

   Net Earnings per Common Share ...............     $     0.24      $     0.12
                                                     ==========      ==========

(1) The dilution of the outstanding stock options was less than 3% in the second quarter of 1995 and, therefore, the stock options were not included as common stock equivalents for that period. The exercise prices of outstanding stock options exceeded the market prices in the second quarter of 1994 and, therefore, the stock options were anti- dilutive and not included as common stock equivalents for the second quarter of 1994.

                               RONSON CORPORATION
                    CALCULATION OF EARNINGS PER COMMON SHARE
        (dollars in thousands, except per common share data) (unaudited)

                                                          Six Months Ended
                                                              June 30,
                                                     --------------------------
                                                        1995            1994
                                                     ----------      ----------
Assuming No Dilution
--------------------
   Net Earnings ................................     $      837      $      434
   Less Cumulative Preferred Dividends .........            (92)            (92)
                                                     ----------      ----------
   Net Earnings from Continuing Operations
      Applicable to Common Stock ...............     $      745      $      342
                                                     ==========      ==========
   Weighted average number of common shares
      outstanding (1) ..........................      1,706,803       1,698,767
                                                     ----------      ----------

   Net Earnings per Common Share ...............     $     0.44      $     0.20
                                                     ==========      ==========


Assuming Full Dilution
----------------------
   Net Earnings ................................     $      837      $      434
                                                     ==========      ==========
   Weighted average number of common shares
      outstanding (1) ..........................      1,706,803       1,698,767
   Additional common shares outstanding
      resulting from assumed conversion of
      preferred stock to common stock ..........        873,267         877,412
                                                     ----------      ----------

   Total .......................................      2,580,070       2,576,179
                                                     ==========      ==========

   Net Earnings per Common Share ...............     $     0.32      $     0.17
                                                     ==========      ==========

(1) The dilution of the outstanding stock options was less than 3% in the six months of 1995 and, therefore, the stock options were not included as common stock equivalents for that period. The exercise prices of outstanding stock options exceeded the market prices in the six months of 1994 and, therefore, the stock options were anti-dilutive and not included as common stock equivalents for the six months of 1994.